Exhibit 5.1

July 22, 2004

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Re Registration Statement No. 333-116698; 8,625,000 shares of Common Stock, par value $.001 per share

Ladies and Gentlemen:

In connection with the registration by Viisage Technology, Inc., a Delaware corporation (the “Company”), of 8,625,000 shares of common stock, par value $0.001 per share (the “Shares”), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on June 21, 2004 (File No. 333-116698), as amended by Amendment No. 1 filed on July 22, 2004 (collectively, the “Registration Statement”), you have requested our opinion set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein as to the effect on the subject transaction only of the Delaware General Corporation Law and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof (i) the Shares to be issued and sold by the Company have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders named in the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of Common Stock.”

Very truly yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP